SUBSCRIPTION AGREEMENT
                                       AND
                              LETTER OF INVESTMENT

Multiband Corporation
9449 Science Center Drive
New Hope, Minnesota  55428

Ladies and Gentlemen:

         The undersigned ("Subscriber") hereby subscribes for the purchase of Shares of Multiband Corporation, a Minnesota corporation (the "Company"), at $1.40 per share for a total purchase price of $ ,check payable to Multiband Corporation. Subscriber understands that the Company has the right to reject any subscription for Common Stock for any reason and that the Company will promptly return the funds delivered herewith in the event that this subscription is rejected. Subscriber acknowledges that the Company is relying upon the accuracy and completeness of the representations contained in complying with its obligations under applicable securities laws. Additionally, Subscriber will receive for each share of common stock purchased one stock purchase warrant. Said warrant allows for the purchase of an additional share of common stock at a purchase price of $2.00 per share. Said warrants will be exercisable six months and one day from their date of issuance and have a five year term from the initital date of their exercise.

         Subscriber acknowledges and represents to the Company as follows:

                  (a) Subscriber has reviewed, and is familiar with the audited 2003 year-end Financial Report of the Company and the Company's unaudited third quarter 2004 Income Statement, as found on the SEC Edgar on-line reporting system, and all materials incorporated by reference therein.

                  (b) Subscriber is in a financial position to hold the Common Stock for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Subscriber's investment in the Common Stock.

                  (c) Subscriber believes he/she/it, either alone or with the assistance of Subscriber's professional advisor, has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Common Stock. Subscriber has obtained, to the extent Subscriber deems necessary, personal professional advice with respect to assessing the risks inherent in an investment in the Common Stock, and the suitability of an investment in the Common Stock in light of Subscriber's financial condition and investment needs.

                  (d) The Common Stock is being purchased by Subscriber for investment purposes in his/her/its name solely for Subscriber's own beneficial interest and not as a nominee for, or on behalf of, of for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

                  (e) Subscriber believes that the investment in the Common Stock is suitable for him/her/its based upon his/her/its investment objectives and financial needs, and Subscriber has adequate means for providing for his/her/its current financial needs and personal or business contingencies and has no need for liquidity of investment with respect to the Common Stock.

                  (f) Subscriber has been given access to full and complete information regarding the Company and has utilized such access to his/her/its satisfaction.

                  (g) Subscriber recognizes that the Common Stock as an investment involves a high degree of risk including, but not limited to, the risk of economic losses from the operations of the Company.

                  (h) Subscriber realizes that (i) the purchase of the Common Stock is a long-term investment, (ii) the purchaser of the Common Stock must bear the economic risk of investment for an indefinite period of time because the Common Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws (the "Blue Sky Laws") and, therefore, cannot be sold, assigned, transferred or otherwise disposed of unless they are subsequently registered under the 1933 Act and the Blue Sky Laws, or exemptions from such registrations are available, (iii) Subscriber may not be able to liquidate his/her/its investment in the event of an emergency or pledge the Common Stock as collateral security for loans, and
(iv) the transferability of the Common Stock is restricted by a legend placed on the certificate evidencing the Common Stock stating that the Common Stock have not been registered under the 1933 Act or the Blue Sky Laws and referencing the restrictions on transferability of the Common Stock.

                  (i) Subscriber is a bona fide resident of, or is domiciled in, the state listed on the signature page hereof.

                  (j) Subscriber comes within each category marked below, and that for any category marked Subscriber has accurately for the factual basis or reason Subscriber comes within that category. ALL INFORMATION IN RESONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.


Subscriber agrees to furnish any additional information, which the Company deems necessary in order to verify the answers set forth below.

Category 1   _________       Subscriber is an individual (not a partnership,
                             corporation, etc.) whose individual net worth, or joint net worth with his spouse, presently exceeds
                             $1,000,000.

                             Explanation. In calculating net worth you may include equity in personal property and real estate, including principal residence, cash, short-term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category II  _________       Subscriber is a corporation, partnership,
                             business trust or a nonprofit organization within the meaning of section 501 (c)(3) of the Internal
                             Revenue Code that was not formed for the specific purpose of acquiring the Common Stock and that has total assets in excess of $5,000,000.

Category III  _________      Subscriber is an individual (not a partnership,
                             corporation, etc.) who reasonably expects an individual income in excess of $200,000 in the current year and has an individual income in excess of $200,000 in each of the last two years
                             (including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of Subscriber's spouse or other family members and any unrealized capital appreciation).

                                                     Or

              _________      Subscriber is an individual (not a partnership,
                             corporation, etc.) who, together with his/her spouse, reasonably expects joint income in excess of $300,000 for the current year and had joint income in excess of $300,000 in each of the last two years (including foreign income, tax exempt income and the full amount of realized capital gains and losses).



Place an "X" in the appropriate spaces below:

I anticipate [Individual] [joint]            My [individual][joint] income in              My [individual][joint]
Income in 2003 in the range                  2002 was:                                     income in 2001 was:
_________ $200,000 to $250,000               _________ $200,000 to $250,000                _________ $200,000 to $250,000

_________ $250,000 to $300.000               _________ $250,000 to $300,000                _________ $250,000 to $300,000

_________ over $300,000                      _________ over $300,000                       _________ over $300,000

Category IV   _________      Subscriber is a director or executive officer of
                             the Company which is issuing and selling the Common Stock.

Category V    _________      Subscriber is a bank, savings and loan association
                             or credit union, registered broker or dealer, insurance company, registered investment company, employee benefit plan established and maintained by a state or its political subdivisions or any agency or instrumentality thereof whose total assets exceed $5,000,000, or employee benefit plan within the meaning of Title I of ERISA whose plan fiduciary is either a bank, savings and loan association, insurance company or registered investment advisor or whose total assets exceed
                             $5,000,000.


                             --------------------------------------------------


                             --------------------------------------------------
                                               (describe entity)

Category VI   _________      Subscriber is a private business development
                             company as defined in section 202 (a)(22) of the Investment Advisors Act of 1940.


                             --------------------------------------------------


                             --------------------------------------------------
                                               (describe entity)

Category VII  _________      Subscriber is a trust with total assets in
                             excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock, whose purchase is directed by a "sophisticated person" as described in Rule 506(b)(2)(ii) under the 1933 Act.

Category VIII _________      Subscriber is a trust that is revocable by the
                             grantor at any time and the grantor is an "accredited investor". A copy of the declaration of trust or trust agreement and a representation as to the accredited investor status of the grantor is attached.

Category IX   _________      Subscriber is an Individual Retirement Account
                             and the participant is an "accredited investor".

Category X    _________      Subscriber is self-directed employee benefit plan
                             for which all persons making investment decisions are "accredited investors".



Category XI   _________      Subscriber is an entity of which all the equity
                             owners are "accredited investors". If necessary upon this category alone, each equity owner must complete a separate copy of this agreement.


                             --------------------------------------------------


                             --------------------------------------------------

                             (k)   If Subscriber is not an individual (i)
                                   Subscriber was not organized for the
                                   specific purpose of acquiring the Common
                                   Stock, and (ii) this Subscription Agreement and Letter of Investment Intent has been duly authorized by all necessary action on the part of Subscriber, has been duly executed by an authorized officer of representative of Subscriber, and is a legal, valid and binding obligation of Subscriber enforceable in accordance with its terms.

                             (l) If Subscriber is an individual, Subscriber is of legal age.

                                   Subscriber is aware of the significance to the Company of the foregoing representations, and they are made with the intention that the Company will rely on them.


Manner in which Title is to be Held. (check one)
-----------------------------------

a. ____  Individual Ownership

b. ____  Community Property

c. ____  Joint Tenant with Right of Survivorship (both parties must sign)

d. ____  Partnership*

e. ____  Tenants in Common (both parties must sign)

f. ____  Corporation*

g. ____  Trust*

h. ____  Other

* If Common Stock are being subscribed for by an entity, the Certificates of Signatory at the end of this agreement must also be completed.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




Dated:                     , 2004
        -------------------


----------------------------------            ----------------------------------
Signature                                     Signature


----------------------------------            ----------------------------------
Name Typed or Printed                         Name Typed or Printed


----------------------------------            ----------------------------------
Address                                       Address


----------------------------------            ----------------------------------
City, State, Zip Code                         City, State, Zip Code


----------------------------------            ----------------------------------
Tax Identification or                         Tax Identification or
Social Security Number                        Social Security Number


This Subscription Agreement and Letter of Investment Intent is accepted as of _________________, 2004.

                                              Multiband Corporation

                                              By
                                                 -------------------------------

                                              Its
                                                 -------------------------------

                            CERTIFICATE OF SIGNATORY


     (To be completed if Common Stock are being subscribed for by an entity)



         I, _________________________________________, am the __________________
of _________________________ (the "Entity").

         I certify that I am empowered and duly authorized by the Entity to execute and carry them out to terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Common Stock, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly authorized and executed in behalf of the Entity and constitutes a legal, valid and binding obligation of the Entity.


         IN WITNESS WHEREOF, I have set my hand this ________________ day of ___________, 2004.



                                                 -------------------------------
                                                 Signature